SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 30, 2006

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202 Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2006, we closed on a financing with Cornell Capital Partners, LP (“Cornell Capital”) of up to $7.0 million in three tranches, the first tranche being in the gross amount of $2,300,000 that, net of fees, was received on August 30, 2006. The financing carries an interest rate of 7.75%, has a term of two years with partial amortization beginning in January 2007, is convertible into common stock at $0.174 per share and includes 3,333,334 warrants with an exercise price of $0.174 per share.

The foregoing is intended to be a summary only of the financing and is modified in its entirety by the terms of the underlying agreements for this financing, copies of which are attached hereto and incorporated herein as exhibits to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The securities to be issued to Cornell will not be registered under the Securities Act. The issuance of the securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Any resales of these securities by Cornell Capital will require either a separate exemption from the Securities Act of 1933, as amended, or an effective registration statement with respect to such securities.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits Furnished.

10.1	Securities Purchase Agreement dated August 28, 2006 between Mobilepro Corp. and Cornell Capital Partners, LP

10.2	7.75% Secured Convertible Debenture dated August 28, 2006 issued by Mobilepro Corp. to Cornell Capital Partners, LP

10.3	Warrant dated August 28, 2006 issued by Mobilepro Corp. to Cornell Capital Partners, LP

10.4	Investor Registration Rights Agreement dated August 28, 2006 between Mobilepro Corp. and Cornell Capital Partners, LP

10.5	Irrevocable Transfer Agent Instructions dated August 28, 2006 among Mobilepro Corp., Interwest Transfer Company, Inc. and David Gonzalez, Esq., as Escrow Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer MOBILEPRO CORP.

Date: August 30, 2006